Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

(215) 988-2700 (Phone)

(215) 988-2757 (Facsimile)

www.drinkerbiddle.com

February 28, 2012

FlexShares Trust

50 South LaSalle Street

Chicago, IL 60603

Ladies and Gentlemen:

We have acted as counsel for FlexShares Trust, a Maryland statutory trust (the “Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement (“Registration Statement”) on Form N-1A (File Nos. 333-173967; 811-22555), as amended by post-effective amendment no. 6, of the Trust’s shares of beneficial interest in each of the following five portfolios (together, “Funds”): FlexSharesSM Morningstar US Market Factor Tilt Index Fund; FlexSharesSM Morningstar Global Upstream Natural Resources Index Fund; FlexSharesSM iBoxx 3-Year Target Duration TIPS Index Fund; FlexSharesSM iBoxx 5-Year Target Duration TIPS Index Fund; and FlexSharesSM iBoxx 7-Year Target Duration TIPS Index Fund. Shares of beneficial interest of the Funds are referred to hereinafter as “Shares.” The Trust is authorized to issue an unlimited number of Shares in each of the Funds.

As counsel for the Trust, we consent to the incorporation by reference of our opinion for the Funds’ Shares filed with the Trust’s registration statement on Form N-1A on September 2, 2011. We also hereby consent to the use of our name and to the references to our Firm under the caption “Other Information – Counsel” in the Statements of Additional Information included in the Registration Statement. These consents do not constitute consents under Section 7 of the 1933 Act, and in consenting to the use of our name and the references to our Firm under the above-mentioned caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP
DRINKER BIDDLE & REATH LLP